                                                                     Exhibit 8.1



                                                  April 14, 1998


American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

               Re:  Merger of Augusta Acquisition Corporation
                    With and into Central and South West Corporation
                    ------------------------------------------------

Ladies and Gentlemen:

          You have requested our opinion, as counsel to American Electric Power Company, Inc., a New York corporation ("AEP"), as to certain United States federal income tax consequences of the merger (the "Merger") of Augusta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of AEP ("Acquisition Sub"), with and into Central and South West Corporation, a Delaware corporation (the "Company"), pursuant to the terms and provisions of the Agreement and Plan of Merger, dated as of December 21, 1997, by and among AEP, Acquisition Sub and the Company (the "Merger Agreement"). All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

          In delivering this opinion letter, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Joint Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate to form the basis for the opinions expressed herein. In addition, as to certain facts material to our opinions, we have relied upon the accuracy of written representations made by an authorized officer of each of AEP and the

                                          2                       April 14, 1998


Company in letters dated the date hereof and addressed to us, copies of which are attached hereto as Exhibits A and B, respectively. Our opinions are conditioned upon, among other things, the accuracy and completeness, as of the Effective Time, of the facts, information, covenants and representations referred to above.

          In our examination of such materials, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. In rendering our opinions, we also have assumed that the Merger and the transactions related to the Merger or contemplated by the Merger Agreement will be consummated (i) in accordance with the terms of the Merger Agreement and that none of the terms and conditions contained therein has been or will be waived or modified in any respect and (ii) as described in the Joint Proxy Statement/Prospectus. Any change in the facts set forth or assumed herein could affect our conclusions.

          Based upon and subject to the foregoing, we are of the opinion that the material United States federal income tax consequences of the Merger to AEP, Acquisition Sub and the Company are as follows: (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code; (ii) AEP, Acquisition Sub and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by AEP, Acquisition Sub and the Company as a result of the Merger.

                                          3                       April 14, 1998


          Our opinions are based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and other relevant judicial and administrative rulings or pronouncements, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax consequences of the Merger to be materially different than those described above.

          We are members of the Bar of the State of New York, and we do not express any opinions herein concerning any law other than the federal law of the United States. In addition, except for the opinions set forth herein, we do not express any other opinions in connection with the Merger or the transactions contemplated by the Merger Agreement or described in the Joint Proxy Statement/Prospectus.

          This opinion letter (and the opinions expressed herein) is being delivered to you in connection with the filing of the Joint Proxy Statement/Prospectus and may not be relied upon by you or used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing this opinion letter as Exhibit 8.1 to the Joint Proxy Statement/Prospectus and to the use of our name in the Joint Proxy Statement/Prospectus under the caption "The Merger-Certain U.S. Federal Income Tax Consequences".


                                   Very truly yours,

                                   /s/ Simpson Thacher & Bartlett

                                   SIMPSON THACHER & BARTLETT

                                                                       Exhibit A

                  [American Electric Power Company, Inc. Letterhead]


                                        April 14, 1998


          Re:  The Merger of Augusta Acquisition Corporation
               With and into Central and South West Corporation
               ------------------------------------------------

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

          The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding the material United States federal income tax consequences of the merger (the "Merger") of Augusta Acquisition Corporation ("Newco") with and into Central and South West Corporation (the "Company") pursuant to the Agreement and Plan of Merger, dated as of December 21, 1997, by and among American Electric Power Company, Inc. ("AEP"), Newco and the Company (the "Merger Agreement"). We understand that you will be relying on such facts and representations in delivering this opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

          The undersigned, a duly authorized officer of AEP, hereby represents and warrants, after due inquiry and investigation of such matters, that, as of the Effective Time:

     1.   The Merger will be effected in accordance with the Merger Agreement.

     2. The fair market value of the AEP Common Stock received by each stockholder of the Company in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered by such stockholder in the Merger.

     3. To the knowledge of the management of AEP, the stockholders of the Company do not plan or intend to sell, exchange, or otherwise dispose of a number of shares of the AEP Common Stock to be received by them in the Merger that would reduce the ownership of AEP Common Stock by such stockholders to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all the formerly outstanding shares of Company Common Stock as of the same time. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property or exchanged for cash in lieu of fractional share interests of AEP Common Stock will be treated as outstanding Company Common Stock on the date of the Merger. Moreover, shares of Company Common Stock and shares of AEP Common Stock held by stockholders of the Company and otherwise sold, redeemed or disposed of prior or subsequent to and as part of

Simpson Thacher & Bartlett            -2-                         April 14, 1998

the overall plan of Merger will be considered in making this representation. In addition, and not in limitation of the foregoing, AEP has considered in making this representation any shares of Company Common Stock that have been sold, redeemed or otherwise disposed of by stockholders who own or owned five percent (5%) or more of the Company Common Stock after the announcement of the Merger and prior to the Effective Time to the extent the management of AEP has knowledge on the date hereof of any such sales, redemptions or dispositions. Except as set forth on Exhibit 1 to this letter, to the knowledge of the management of AEP, there are no stockholders who own five percent (5%) of the Company Common Stock on the date hereof.

     4. Following the Merger, the Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company and Newco, as the case may be, immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Newco to shareholders of the Company who receive cash or other property, amounts used by the Company and Newco to pay expenses incurred in connection with the Merger and all redemptions and distributions (except for regular, normal dividends) made by the Company will be considered assets held by the Company or Newco, as the case may be, immediately prior to the Merger.

     5. Neither AEP nor any corporation affiliated with AEP will (i) be under any obligation or will have entered into any agreement or understanding to redeem or repurchase any of the AEP Common Stock issued to stockholders of the Company in the Merger or to make any extraordinary distributions in respect of such AEP Common Stock or (ii) have any plan or intention to reacquire any of the AEP Common Stock issued in the Merger.

     6. AEP has no plan or intention to (i) liquidate the Company, (ii) merge the Company with or into another corporation, (iii) sell or otherwise dispose of the stock of the Company, except for transfers of such stock to corporations controlled by AEP, or (iv) cause the Company to sell or otherwise dispose of any of its assets, or any assets that it acquired from Newco, except for dispositions in the ordinary course of its business or transfers of assets to a corporation controlled by the Company.

     7. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

     8. Prior to the Merger, AEP will own all of the outstanding stock of Newco.

     9. Newco is being formed solely to effect the Merger and it will not conduct any business or other activities prior to the Merger. Newco will have no liabilities that will be assumed by the Company and it will not transfer any assets to the Company in the Merger that are subject to any liabilities.

Simpson Thacher & Bartlett            -3-                         April 14, 1998


     10. Pursuant to the Merger, at least 80% of the Company Common Stock will be exchanged solely for AEP Common Stock. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with AEP will be treated as outstanding Company Common Stock on the Effective Date.

     11. At the Effective Time, the Company will not have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any stock of the Company.

     12. AEP does not own, nor has it owned during the past five years, any stock of the Company.

     13. The Company has no plan or intention to issue any additional shares of stock that would cause AEP to own less than (i) 80% of the total combined voting power of all classes of Company stock entitled to vote or (ii) 80% of any other class of stock of the Company.

     14. AEP, Newco and the Company and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

     15. There will be no intercorporate indebtedness existing between AEP or its subsidiaries and the Company or its subsidiaries that was issued, acquired or will be settled at a discount.

     16. Neither AEP nor Newco will (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment, or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of AEP or Newco shall be disregarded and AEP or Newco, as the case may be, shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of AEP or Newco, as the case may be, if AEP and/or Newco owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all of the outstanding stock of such subsidiary. In addition, in determining the fair market value of AEP's and Newco's total assets for the purposes of making this representation, AEP and Newco shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury regulations, any assets acquired (through incurring indebtedness or otherwise) for the purposes of causing AEP or Newco to not be characterized as an entity described in (i) or (ii) of the first sentence of this paragraph or causing AEP or Newco to meet the requirements of Section 368(a)(2)(F)(ii) of the Internal Revenue Code of 1986, as amended (the "Code").

     17. AEP, Newco and the Company will not be under the jurisdiction of a court in a

Simpson Thacher & Bartlett            -4-                         April 14, 1998


Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     18. The fair market value of the assets of the Company will equal or exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets will be subject.

     19. The payment of cash in lieu of fractional shares of AEP Common Stock is solely for the purpose of avoiding the expense and inconvenience to AEP of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the stockholders of the Company instead of issuing fractional shares of AEP Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the stockholders of the Company in exchange for their shares of Company Common Stock. The fractional share interests of each stockholder of the Company will be aggregated, and no stockholder of the Company will receive cash in an amount equal to or greater than the value of one full share of AEP Common Stock.

     20. None of the compensation to be received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the Company Common Stock; none of the AEP Common Stock to be received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          AEP acknowledges that your tax opinion may not accurately describe the tax consequences of the Merger if any of the foregoing facts or representations is inaccurate.



                                   Very truly yours,

                                   American Electric Power Company, Inc.


                                    /s/ G.P. Maloney
                                   -------------------------------------
                                   By:    G.P. Maloney
                                   Title: Vice President and Secretary

                                                                       Exhibit B

                   [Central and South West Corporation Letterhead]


                                                            April 14, 1998


          Re:  The Merger of Augusta Acquisition Corporation
               With and into Central and South West Corporation
               ------------------------------------------------

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

          The following facts and representations are being furnished to you in connection with the preparation of your tax opinion regarding the material United States federal income tax consequences of the merger (the "Merger") of Augusta Acquisition Corporation ("Newco") with and into Central and South West Corporation (the "Company") pursuant to the Agreement and Plan of Merger, dated as of December 21, 1997, by and among American Electric Power Company, Inc. ("AEP"), Newco and the Company (the "Merger Agreement"). We understand that you will be relying on such facts and representations in delivering this opinion. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

          The undersigned, a duly authorized officer of the Company, hereby represents and warrants, after due inquiry and investigation of such matters, that, as of the Effective Time:

     1.   The Merger will be effected in accordance with the Merger Agreement.

     2. The fair market value of the AEP Common Stock received by each stockholder of the Company in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered by such stockholder in the Merger.

     3. To the knowledge of the management of the Company, the stockholders of the Company do not plan or intend to sell, exchange, or otherwise dispose of a number of shares of the AEP Common Stock to be received by them in the Merger that would reduce the ownership of AEP Common Stock by such stockholders to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all the formerly outstanding shares of Company Common Stock as of the same time. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property, or exchanged for cash in lieu of fractional share interests of AEP Common Stock will be treated as outstanding Company Common Stock on the date of

Simpson Thacher & Bartlett            -2-                         April 14, 1998

the Merger. Moreover, shares of Company Common Stock and shares of AEP Common Stock held by stockholders of the Company and otherwise sold, redeemed or disposed of prior or subsequent to and as part of the overall plan of Merger will be considered in making this representation. In addition, and not in limitation of the foregoing, the Company has considered in making this representation any shares of Company Common Stock that have been sold, redeemed or otherwise disposed of by stockholders who own or owned five percent (5%) or more of the Company Common Stock after the announcement of the Merger and prior to the Effective Time to the extent the management of the Company has knowledge on the date hereof of any such sales, redemptions or dispositions. Except as set forth on Exhibit 1 to this letter, to the knowledge of the management of the Company, there are no stockholders who own five percent (5%) of the Company Common Stock on the date hereof.

     4. Following the Merger, to the knowledge of the Company, the Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company and Newco, as the case may be, immediately prior to the Merger. For purposes of this representation, amounts paid by the Company or Newco to shareholders of the Company who receive cash or other property, amounts used by the Company and Newco to pay expenses incurred in connection with the Merger and all redemptions and distributions (except for regular, normal dividends) made by the Company will be considered assets held by the Company or Newco, as the case may be, immediately prior to the Merger.

     5. To the knowledge of the Company, neither AEP nor any corporation affiliated with AEP will (i) be under any obligation or will have entered into any agreement or understanding to redeem or repurchase any of the AEP Common Stock issued to stockholders of the Company in the Merger or to make any extraordinary distributions in respect of such AEP Common Stock or (ii) have any plan or intention to reacquire any of the AEP Common Stock issued in the Merger.

     6. To the knowledge of the Company, AEP has no plan or intention to (i) liquidate the Company, (ii) merge the Company with or into another corporation,
(iii) sell or otherwise dispose of the stock of the Company, except for transfers of such stock to corporations controlled by AEP, or (iv) cause the Company to sell or otherwise dispose of any of its assets, or any assets that it acquired from Newco, except for dispositions in the ordinary course of its business or transfers of assets to a corporation controlled by the Company.

     7. Following the Merger, to the knowledge of the Company, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

Simpson Thacher & Bartlett            -3-                         April 14, 1998


     8. To the knowledge of the Company, Newco will have no liabilities that will be assumed by the Company and it will not transfer any assets to the Company in the Merger that are subject to any liabilities.

     9. Pursuant to the Merger, at least 80% of the Company Common Stock will be exchanged solely for AEP Common Stock. For purposes of this representation, shares of Company Common Stock exchanged for cash or other property originating with AEP will be treated as outstanding Company Common Stock on the Effective Date.

     10. At the Effective Time, the Company will not have any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire any stock of the Company.

     11. To the knowledge of the Company, AEP does not own, nor has it owned during the past five years, any stock of the Company.

     12. To the knowledge of the Company, the Company has no plan or intention to issue any additional shares of stock that would cause AEP to own less than
(i) 80% of the total combined voting power of all classes of Company stock entitled to vote or (ii) 80% of any other class of stock of the Company.

     13. AEP, Newco and the Company and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

     14. There will be no intercorporate indebtedness existing between AEP or its subsidiaries and the Company or its subsidiaries that was issued, acquired or will be settled at a discount.

     15. The Company will (i) elect, or have in effect an election, to be treated as a "regulated investment company" or as a "real estate investment trust" or file any tax return consistent with such treatment or (ii) be a corporation 50% or more of the fair market value of whose total assets are stock or securities and 80% or more of the fair market value of whose total assets are assets held for investment. In making the determinations described in (ii) above, (x) the stock and securities of any subsidiary of the Company shall be disregarded and the Company shall be deemed to own its ratable share of such subsidiary's assets and (y) a corporation shall be considered to be a subsidiary of the Company if the Company owns 50% or more of the combined voting power of all classes of the stock of such subsidiary that are entitled to vote, or 50% or more of the total value of all of the outstanding stock of such subsidiary. In addition, in determining the fair market value of its total assets for the purposes of making this representation, the Company shall exclude any cash and cash items (such as receivables), government securities and, to the extent provided in the applicable Treasury regulations, any assets acquired (through incurring indebtedness or otherwise) for purposes of causing the Company to not to be characterized as an entity described in (i) or (ii) of the first

Simpson Thacher & Bartlett            -4-                         April 14, 1998


sentence of this paragraph or causing the Company to meet the requirements of
Section 368(a)(2)(F)(ii) of the Internal Revenue Code of 1986, as amended (the "Code").

     16. The Company will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     17. The fair market value of the assets of the Company will equal or exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets will be subject.

     18. To the knowledge of the Company, the payment of cash in lieu of fractional shares of AEP Common Stock is solely for the purpose of avoiding the expense and inconvenience to AEP of issuing fractional shares and does not represent separately bargained-for consideration. To the knowledge of the Company, the total cash consideration that will be paid in the Merger to the stockholders of the Company instead of issuing fractional shares of AEP Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the stockholders of the Company in exchange for their shares of Company Common Stock. To the knowledge of the Company, the fractional share interests of each stockholder of the Company will be aggregated, and no stockholder of the Company will receive cash in an amount equal to or greater than the value of one full share of AEP Common Stock.

     19. None of the compensation to be received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the Company Common Stock; none of the AEP Common Stock to be received by any shareholder-employees of the Company will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees of the Company will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

          The Company acknowledges that your tax opinion may not accurately describe the tax consequences of the Merger if any of the foregoing facts or representations is inaccurate.

                         Very truly yours,

                         Central and South West Corporation


                          /s/ Glenn D. Rosilier
                         ----------------------------------
                         By:    Glenn D. Rosilier
                         Title: Executive Vice President and
                                Chief Financial Officer

                                                           EXHIBIT 1


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Set forth below are the only persons or groups known to CSW as of April 14, 1998, with beneficial ownership of 5 percent or more of CSW's Shares.


NAME, ADDRESS OF
 BENEFICIAL OWNERS
------------------
Mellon Bank and subsidiaries**
 One Mellon Bank Center
 Pittsburgh, PA 15258







** Mellon Bank Corporation and its subsidiaries, include Mellon Bank, N.A., and acts as trustees of an employee benefit plan of CSW.